SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 6, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410
The Woodlands, TX 77380
_____________________________________________
(Address of principal executive offices) (Zip Code)

(713) 554-4491
__________________
(Registrant’s Telephone Number, Including Area Code)

 401 Bay Street, Suite 2700, PO Box 152
Toronto, Ontario Canada M5H 2Y4
___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Effective May 6, 2010, Mark Holcombe has resigned as President and Chief Executive Officer of Blacksands Petroleum, Inc. (“Blacksands”). Mr. Holcombe will continue as a director of the Company and has agreed to be the acting Chief Financial Officer until a successor is found.  As of May 6, 2010, David DeMarco has been appointed President, Chief Executive Officer and a Director of Blacksands.  Mr. DeMarco is a Certified Petroleum Landman  (No. 30164) and has 23 years’ experience in all aspects of the Oil and Gas Exploration and production business.  Mr. DeMarco, 43, has extensive experience with start up oil and gas companies and has managed all aspects of 3-D seismic acquisition and exploration activities onshore in the US.  Mr. DeMarco’s economic background and broad knowledge and experience in all phases of geoscience evaluation, interpretation and drilling, as well as his proven management track record provides him with an invaluable understanding of evaluating oil and gas prospects and properties, giving him unique and total insight as President and Chief Executive Officer of Blacksands Petroleum, Inc.  Mr. DeMarco received his undergraduate degree in Economics with minors in Petroleum Land Management and Petroleum Engineering from the University of Texas at Austin in 1990.

Item 8.01   Other Events

As of May 7th, 2010, Blacksands has changed it's registered address to 25025 I-45 N., Ste. 410, The Woodlands, TX 77380.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: May 7, 2010	By:	/s/Mark Holcombe
	Name:	Mark Holcombe
	Title:	Acting Chief Financial Officer